UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 7, 2005 (October 3, 2005)
Peerless Mfg. Co.
(Exact name of registrant as specified in its charter)

Texas	0-5214	75-0724417

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2819 Walnut Hill Lane
Dallas, Texas	75229

(Address of Principal Executive	(Zip Code)
Offices)
Registrant’s telephone number, including area code: (214) 357-6181
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
(a)	In connection with the departure of Mr. William T. Strohecker from employment with Peerless Mfg. Co. (the “Company”) on November 3, 2005, as disclosed herein under Item 5.02(b), his employment agreement with the Company (filed as Exhibit 10(m) to the Company’s Quarterly Report on Form 10-Q, for the fiscal quarter ended September 30, 2003) will terminate in accordance with its terms, and Mr. Strohecker will be entitled to severance payments in accordance therewith. Mr. Strohecker will continue to be bound by certain confidentiality, non-disparagement and conflicts of interest provisions as provided therein.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
(b)	On October 3, 2005, Mr. Strohecker stepped down as the Company’s Executive Vice President and Chief Operating Officer but will remain employed by the Company through November 2, 2005.

(c)	On October 3, 2005, acting pursuant to authority delegated to him by the Board of Directors of the Company, Mr. Sherrill Stone, the Company’s Chief Executive Officer, appointed, Mr. Peter J. Burlage, the Company’s Vice President Environmental Systems, to serve as Executive Vice President and Chief Operating Officer. Mr. Stone intends to seek ratification of this appointment by the Company’s Board of Directors at the next scheduled meeting. The Company intends to name a new Vice President Environmental Systems at a later date.

Mr. Burlage, 41, joined the Company in 1992. He has served as the Company’s Vice President of the Environmental Systems business segment since January 2001. Prior to this position, he was the Company’s SCR Division Manager from 1997 to 2000 and the Company’s Vice President of Engineering from 2000 to 2001. Mr. Burlage has a B.S. in mechanical engineering from the University of Texas and is in the process of completing his M.B.A. degree from Baylor University.

Mr. Burlage has already entered into an employment agreement with the Company; which agreement was entered into on October 10, 2003 (filed as Exhibit 10(e) to the Company’s Quarterly Report on Form 10-Q, for the fiscal quarter ended December 31, 2003) with a term of three years. In this agreement, he agrees not to compete with the Company during his employment and for one year following termination of his employment. Confidentiality, non-disparagement and conflict of interest provisions bind him. He may be terminated for “cause” or without “cause” at any time. If he is terminated without “cause”, the Company, after 30 days notice, must pay him severance equal to the sum of (i) 75% of his current base salary annualized, less (ii) the amount of any notice payment made. He may terminate his employment at any time, after 30 days notice, and the Company will have no severance obligations to him in the event of voluntary termination except where his voluntary termination is due to (a) a material adverse change in position, (b) a material adverse change in the method of calculating annual bonus, but not the amount, or a significant reduction in the scope or value in the aggregate of monetary or non-monetary benefits, (c) a determination, in good faith, by Mr. Burlage that due to, changes in circumstances affecting his position or changes in the composition or policies of the Board, or other material events, that he is substantially unable to carry-out, or has been substantially hindered in his ability to perform his job, or (d) relocation outside the current metropolitan area, then the Company would be required to pay him a lump sum payment equal to the sum of (1) 25% of his current base salary annualized, less (2) amount of notice payment paid, plus (3) pro-rata portion of his annual incentive bonus.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits.

Exhibit No.	Description
99.1	Peerless Mfg. Co. press release dated October 7, 2005 announcing the appointment of Mr. Peter J. Burlage, as the Company’s Executive Vice President and Chief Operating Officer (furnished pursuant to 5.02(c) of Form 8-K).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2005	Peerless Mfg. Co.
	By:	/s/ Richard L. Travis, Jr.

Name: Richard L. Travis, Jr.
Title: Chief Financial Officer

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